Exhibit 99.1

RadNet Announces a Proposed Refinancing of its Term Loan and Revolving Credit Facility

LOS ANGELES, April 3, 2024 (GLOBE NEWSWIRE) -- RadNet, Inc. (NASDAQ: RDNT),  a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services, today announced a proposed refinancing transaction for its existing term loan and revolving credit facility.

At December 31, 2023, the debt facilities that RadNet intends to refinance included a $679 million term loan balance due April of 2028 and an undrawn $195 million revolving credit facility maturing April of 2026. RadNet is seeking to replace these facilities with a proposed $840 million term loan with a maturity of seven years and $250 million revolving credit facility with a five year term. In addition to repaying the existing term loan, RadNet expects to use the proceeds from any refinancing transaction to pay fees and expenses of the transaction and to fund an additional approximately $148 million of cash to its balance sheet for growth opportunities and general corporate purposes.

Mark Stolper, Executive Vice President and Chief Financial Officer of RadNet, commented, “Our recent strong operating results, successful public offering, and upgrade of our corporate credit ratings have substantially lowered our leverage and improved our access to capital. We believe this enables us to opportunistically and proactively refinance our facilities to extend maturities, lower our cost of capital and raise additional funds to support the future growth of our business. While completion of the transaction is subject to customary market and other conditions, if successful, we expect to consummate the refinancing transaction this month.”

The terms and completion of any proposed refinancing transaction would be subject to negotiations with lenders, as well as market and other conditions. Accordingly, RadNet cannot provide any assurance that it will complete a refinancing transaction on terms that are favorable to RadNet or its investors.

About RadNet, Inc.

RadNet, Inc., is the leading national provider of freestanding, fixed-site diagnostic imaging services and related information technology solutions (including artificial intelligence) in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 366 owned and/or operated outpatient imaging centers. RadNet’s markets include Arizona, California, Delaware, Florida, Maryland, New Jersey and New York. Together with affiliated radiologists, inclusive of full-time and per diem employees and technologists, RadNet has a total of over 9,700 employees. For more information, visit http://www.radnet.com.

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Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are expressions of our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, and anticipated future conditions, events and trends. Forward-looking statements can generally be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements in this press release include, among others, statements we make regarding our ability to complete the proposed refinancing of our senior credit facilities, the timing and ultimate terms of any such refinancing, and the expected use of proceeds from any such potential refinancing transaction.

Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could impact our ability to refinance our current indebtedness include, among others, the following:

• •

a decline or anticipated decline in our operating results or financial position, as a result of operational issues, regulatory changes, litigation, casualty loss, or other factors;

changes in general economic conditions nationally and regionally in the markets in which we operate;

•	volatility in interest and exchange rates, or credit markets;
•	the occurrence of hostilities, political instability or catastrophic events; and
•	the emergence or reemergence of and effects related to future pandemics, epidemics and infectious diseases.

Any forward-looking statement contained in this press release is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of changed circumstances, new information, future developments or otherwise, except as required by applicable law.

Contact:

RadNet, Inc.
Mark Stolper, 310-445-2800
Executive Vice President and Chief Financial Officer

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